Exhibit 99.1

PERICOM SEMICONDUCTOR REPORTS

FISCAL FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Achieved Quarterly Record Non-GAAP Gross Margin of 48.4% and EPS of $0.18

Milpitas, Calif. – August 6, 2015 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2015 fourth quarter and year ended June 27, 2015.

FOURTH QUARTER OVERVIEW

▪	Revenues were $30.6 million
▪	Achieved 46.5% gross margin (48.4% non-GAAP), a year-over-year increase of 510 bp
▪	Operating margin was 8.2% (14.3% non-GAAP) as compared to 2.0% in the same quarter last year
▪	Net income was $0.14 per diluted share as compared to $0.04 in the same quarter last year
▪	Non-GAAP net income was $0.18 per diluted share as compared to $0.12 in the same quarter last year
▪	Paid quarterly dividend of $0.06 per share

“Continued execution on our strategic initiatives throughout the year resulted in fiscal 2015 non-GAAP gross margin improving 500 basis points, non-GAAP operating margin improving 650 basis points and non-GAAP net income increasing 100 percent over the prior year,” said Alex Hui, President and CEO of Pericom. “Also during the year, we continued the strategic reshaping of our revenue and gross margin profile by growing our integrated circuit revenue by approximately 5% and selectively reducing our frequency control revenue by approximately 6%, while also expanding non-GAAP gross margin 200 basis points (IC) and 850 basis points (FCP), respectively. In the fourth quarter, revenue reflected sequential strength in our consumer and embedded end markets, but was more than offset by weakness in networking. However, we were still successful in delivering improved earnings, which highlights our progress as well as the operating leverage in our business model. Looking forward, we expect continued improvement in profitability as we further expand our content in high-growth applications.”

Net revenues for the fiscal fourth quarter 2015 were $30.6 million, a decrease of 6.6% from the $32.7 million reported in the year-ago quarter and down 3.8% compared to $31.8 million in the third quarter of fiscal 2015. Net revenues for the full fiscal year 2015 were $128.8 million, an increase of 0.6% from the $128.1 million reported last year.

GAAP gross margin was 46.5% in the fourth quarter, a 510 basis point increase from 41.4% during the fourth quarter of fiscal 2014, and a 20 basis point increase compared to 46.3% in the prior quarter. GAAP gross margin for fiscal year 2015 was 44.9%, an increase of 500 basis points from the 39.9% reported in fiscal year 2014.

GAAP operating income in the fourth quarter was $2.5 million, or 8.2% of revenue, compared with $0.7 million, or 2.0% of revenue, in the fourth quarter of 2014, and operating income of $2.5 million, or 7.9% of revenue, in the third quarter of 2015. GAAP operating income for fiscal 2015 was $10.0 million, or 7.7% of revenue, compared with $1.0 million, or 0.8% of revenue, for fiscal 2014.

GAAP net income for the fourth quarter was $3.2 million, or $0.14 per diluted share, compared with net income of $0.9 million, or $0.04 per diluted share, in the fourth quarter of 2014, and net income of $2.5 million, or $0.11 per diluted share, in the third quarter of fiscal 2015. GAAP net income for fiscal 2015 was $11.8 million, or $0.52 per diluted share, as compared with $4.1 million, or $0.18 per diluted share, for fiscal 2014.

To facilitate the complete understanding of comparable financial performance between periods, Pericom also presents performance results net of certain non-cash and one-time items as non-GAAP measures.

On a non-GAAP basis, gross margin was 48.4% in the fourth quarter, a 540 basis point increase from 43.0% during the fiscal fourth quarter of 2014, and a 50 basis point increase compared to 47.9% in the prior quarter. For the full fiscal year 2015, non-GAAP gross margin was 46.6%, an increase of 500 basis points from the 41.6% reported in fiscal year 2014.

NEWS RELEASE August 6, 2015

On a non-GAAP basis, fourth quarter operating income was $4.4 million, or 14.3% of revenue, compared to $2.9 million, or 8.9% of revenue, in the year-ago quarter, and operating income of $4.5 million, or 14.1% of revenue, in the third quarter of 2015. The non-GAAP operating income for fiscal 2015 was $17.1 million, or 13.3% of revenue, as compared with $8.8 million, or 6.8% of revenue, for fiscal 2014.

On a non-GAAP basis, net income for the fourth quarter was $4.3 million, or $0.18 per diluted share, compared to non-GAAP net income of $2.8 million, or $0.12 per diluted share, in the year-ago quarter, and non-GAAP net income of $3.9 million, or $0.17 per diluted share, in the third quarter of fiscal 2015. For fiscal 2015, non-GAAP net income was $17.0 million, or $0.73 per diluted share, as compared with $8.5 million, or $0.36 per diluted share, for fiscal 2014.

New Products

In the fiscal fourth quarter of 2015, Pericom introduced a total of 20 new products in Signal Integrity, Connectivity, Switching, and Timing product areas. All of these products are targeted at the Company’s focus market segments and were sampled to key customers during the quarter.

The Company introduced 6 new Connectivity products – including a new family of UART bridges, and a PCIe bridge - targeting embedded, Internet of Things (“IoT”), networking, and PC applications.

Pericom introduced 1 new switch – a wide range level shifting switch targeting server, storage/server, and embedded/IoT platform applications. The switch enables CPU chipsets to match low level outputs to the higher levels required by most other components.

The Company also expanded its Timing solutions for next generation enterprise, cloud computing, and networking platforms with 9 low power clock generators and high performance buffers.

For Signal Integrity, 4 new products were introduced, including additions to the USB3 5Gb, and PCIe3/SATA3 ‘combo’ redrivers to support mobility chipsets and platforms, and an HDMI/DP level shifting redriver aimed at consumer and computing applications.

Dividend

In January 2015, the Company initiated a quarterly cash dividend program, commencing with a dividend of $0.06 per share of common stock for the quarter ended December 27, 2014. The Company’s Board of Directors has declared a regular quarterly cash dividend of $0.06 per share of common stock for the quarter ended June 27, 2015, payable on September 3, 2015 to shareholders of record at the close of business on August 20, 2015.

Share Repurchase Update

The Company repurchased 441,117 shares in the three months ended June 27, 2015 for an aggregate cost of $5.8 million at an average per share purchase price of $13.25. The remaining balance of potential share repurchases under the authorization is approximately $15.7 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of August 3, 2015, Pericom had approximately 21.9 million shares of common stock outstanding.

Fiscal Q1 2016 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. For the fiscal quarter ended September 26, 2015 guidance is as follows:

•	Revenues are expected to be in the range of $30.5 million to $32.5 million.

•	GAAP gross margins are expected to be between 44.5% and 46.5%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.5%, non-GAAP gross margins are expected to be in the 46.0% to 48.0% range.

1545 Barber Lane     Milpitas, CA     95035      (408) 232-9100

NEWS RELEASE August 6, 2015

•	GAAP operating expenses are expected to be approximately $12.0 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.4 million, non-GAAP operating expenses are expected to be approximately $10.6 million.

•	Other income is expected to be approximately $1.3 million on both a GAAP and non-GAAP basis.

•	The effective tax rate is expected to be approximately 20% on a GAAP basis and approximately 22% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on August 6, 2015. To listen to the call, dial (877) 377-7103 and provide the operator with conference ID 90114676. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will also be available via a live webcast on the investor relations section of the website at http://www.pericom.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the website for approximately 90 days.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. Our website is http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments on acquired fixed assets, restructuring charges, asset write-offs, discrete adjustment to deferred tax assets, release of tax reserves, write off of government subsidy, lease restructuring and moving costs, the corresponding tax effects and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of fair value adjustments on acquired fixed assets, restructuring charges, asset write-offs and the corresponding tax effects because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

1545 Barber Lane     Milpitas, CA     95035      (408) 232-9100

NEWS RELEASE August 6, 2015

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements by our CEO concerning future business and continued improvement in profitability and the statements under the captions “Fiscal Q1 2016 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the first fiscal quarter of 2016. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 28, 2014, the quarterly report on Form 10-Q for the quarter ended March 28, 2015, and in particular, the risk factors section contained in those reports.

Contact: Kevin Bauer

Pericom Semiconductor

Tel: 408 232-9100

kbauer@pericom.com

1545 Barber Lane     Milpitas, CA     95035      (408) 232-9100

NEWS RELEASE August 6, 2015

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 27,	March 28,	June 28,	June 27,	June 28,
	2015	2015	2014	2015	2014

Net revenues	$30,564	$31,757	$32,739	$128,835	$128,068

Cost of revenues	16,360	17,054	19,188	71,021	76,983

Gross profit	14,204	14,703	13,551	57,814	51,085

Operating expenses:

Research and development	4,261	4,614	4,782	17,853	19,795

Selling, general and administrative	7,444	7,573	8,100	29,998	30,320

Total operating expenses	11,705	12,187	12,882	47,851	50,115

Income from operations	2,499	2,516	669	9,963	970

Interest and other income, net	790	1,039	742	3,266	2,803

Foreign exchange gain (loss)	(95)	(492)	(286)	1,186	(11)

Income before income taxes	3,194	3,063	1,125	14,415	3,762

Income tax expense (benefit)	7	635	291	2,765	(230)

Net income from consolidated companies	3,187	2,428	834	11,650	3,992

Equity in net income of unconsolidated affiliates	27	35	50	175	132

Net income	$3,214	$2,463	$884	$11,825	$4,124

Basic income per share	$0.14	$0.11	$0.04	$0.53	$0.18

Diluted income per share	$0.14	$0.11	$0.04	$0.52	$0.18

Shares used in computing basic income per share	22,344	22,436	22,123	22,206	22,594

Shares used in computing diluted income per share	22,928	23,049	22,338	22,716	22,797

NEWS RELEASE August 6, 2015

Pericom Semiconductor Corporation

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 27,	March 28,	June 28,	June 27,	June 28,
	2015	2015	2014	2015	2014

Share-based compensation
Cost of revenues	$112	$41	$37	$242	$163
Research and development	319	365	229	1,201	1,096
Selling, general and administrative	671	804	329	2,528	1,533
Share-based compensation expense	$1,102	$1,210	$595	$3,971	$2,792

Amortization of intangible assets
Cost of revenues	$475	$473	$478	$1,899	$1,930
Research and development	-	-	-	-	67
Selling, general and administrative	246	244	247	985	992
Amortization of intangible assets	$721	$717	$725	$2,884	$2,989

NEWS RELEASE August 6, 2015

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 27,	March 28,	June 28,	June 27,	June 28,
	2015	2015	2014	2015	2014
GAAP net income	$3,214	$2,463	$884	$11,825	$4,124
Reconciling items:
Share-based compensation expense	1,102	1,210	595	3,971	2,792
Amortization of intangible assets	721	717	725	2,884	2,989
Write off of equipment	-	-	-	109	210
Fair value adjustment to depreciation expense on acquired fixed assets	50	50	51	203	204
Restructuring charge	-	-	44	112	234
Discrete adjustment to deferred tax assets	(278)	-	-	(278)	-
Release of tax reserves	-	-	-	-	(1,776)
Write off of government subsidy	-	-	843	-	843
Tax on intercompany transaction	-	-	-	-	15
Lease restructuring and moving costs	-	-	-	-	522
Tax effect of adjustments	(494)	(521)	(321)	(1,853)	(1,699)
Total reconciling items	1,101	1,456	1,937	5,148	4,334
Non-GAAP net income	$4,315	$3,919	$2,821	$16,973	$8,458

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

(unaudited)

Diluted net income per share:
GAAP diluted income per share	$0.14	$0.11	$0.04	$0.52	$0.18
Adjustments:
Share-based compensation expense	0.04	0.05	0.03	$0.17	0.12
Amortization of intangible assets	0.03	0.03	0.03	0.12	0.12
Write off of equipment	-	-	-	-	0.01
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	0.01	0.01
Restructuring charge	-	-	-	-	0.01
Discrete adjustment to deferred tax assets	(0.01)	-	-	(0.01)	-
Release of tax reserves	-	-	-	-	(0.08)
Write off of government subsidy	-	-	0.04	-	0.04
Tax on intercompany transaction	-	-	-	-	-
Lease restructuring and moving costs	-	-	-	-	0.02
Tax effect of adjustments	(0.02)	(0.02)	(0.02)	(0.08)	(0.07)
Total adjustments	0.04	0.06	0.08	0.21	0.18
Non-GAAP diluted income per share	$0.18	$0.17	$0.12	$0.73	$0.36

Shares used in diluted net income per share calculation:
GAAP shares	22,928	23,049	22,338	22,716	22,797
Exclude the benefit of share-based compensation expense (1)	403	441	486	435	457
Non-GAAP shares	23,331	23,490	22,824	23,151	23,254

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

NEWS RELEASE August 6, 2015

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 27,	March 28,	June 28,	June 27,	June 28,
	2015	2015	2014	2015	2014
GAAP gross margin	$14,204	$14,703	$13,551	$57,814	$51,085
- % of revenues	46.5%	46.3%	41.4%	44.9%	39.9%
Reconciling items:
Share-based compensation	112	41	37	242	163
Amortization of intangible assets	475	473	478	1,899	1,930
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10	40	40
Restructuring charge	-	-	-	84	-

Total reconciling items	597	524	525	2,265	2,133
Non-GAAP gross margin	$14,801	$15,227	$14,076	$60,079	$53,218
- % of revenues	48.4%	47.9%	43.0%	46.6%	41.6%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses

(unaudited)

GAAP research and development expenses	$4,261	$4,614	$4,782	$17,853	$19,795
- % of revenues	13.9%	14.5%	14.6%	13.9%	15.5%
Reconciling items:
Share-based compensation	(319)	(365)	(229)	(1,201)	(1,096)
Amortization of intangible assets	-	-	-	-	(67)
Write off of equipment	-	-	-	-	(210)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)	(40)	(40)
Restructuring charge	-	-	(28)	(28)	(165)
Total reconciling items	(329)	(375)	(267)	(1,269)	(1,578)
Non-GAAP research and development expenses	$3,932	$4,239	$4,515	$16,584	$18,217
- % of revenues	12.9%	13.3%	13.8%	12.9%	14.2%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses

(unaudited)

GAAP selling, general and administrative expenses	$7,444	$7,573	$8,100	$29,998	$30,320
- % of revenues	24.4%	23.8%	24.7%	23.3%	23.7%
Reconciling items:
Share-based compensation	(671)	(804)	(329)	(2,528)	(1,533)
Amortization of intangible assets	(246)	(244)	(247)	(985)	(992)
Fair value adjustment to depreciation expense on acquired fixed assets	(30)	(30)	(31)	(123)	(124)
Restructuring charge	-	-	(16)	-	(69)
Lease restructuring and moving costs	-	-	-	-	(522)
Write off of government subsidy	-	-	(843)	-	(843)
Total reconciling items	(947)	(1,078)	(1,466)	(3,636)	(4,083)
Non-GAAP selling, general and administrative expenses	$6,497	$6,495	$6,634	$26,362	$26,237
- % of revenues	21.3%	20.5%	20.3%	20.5%	20.5%

NEWS RELEASE August 6, 2015

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 27, 2015	June 28, 2014
Assets

Current assets:

Cash and cash equivalents	$38,773	$33,020
Short-term investments	90,304	86,104
Accounts receivable - trade	23,962	24,036
Inventories	13,613	12,288
Prepaid expenses and other current assets	5,723	5,336
Deferred income taxes	438	726
Total current assets	172,813	161,510

Property, plant and equipment-net	57,438	58,537
Investments in unconsolidated affiliates	2,311	2,445
Deferred income taxes non-current	2,601	2,460
Intangible assets - net	4,057	7,009
Other assets	8,031	8,118
Total assets	$247,251	$240,079

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$8,488	$8,927
Accrued liabilities	11,425	9,934
Total current liabilities	19,913	18,861

Industrial development subsidy	5,377	6,354
Deferred tax liabilities	4,705	5,460
Other long-term liabilities	1,647	1,912
Total liabilities	31,642	32,587

Shareholders' equity:
Common stock and paid in capital	114,248	113,118
Retained earnings and other comprehensive income	101,361	94,374
Total shareholders' equity	215,609	207,492

Total liabilities and shareholders' equity	$247,251	$240,079